            UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS


The following unaudited pro forma consolidated financial information of EntreMed, Inc. (the "Company") is based on the historical financial statements of the Company, adjusted to give pro forma effect to the sale to Bioventure Investments kft of the future royalties earned on the sale of THALOMID(R) (the "Sale").

The unaudited pro forma consolidated balance sheet as of June 30, 2001 gives effect to the Sale as if it occurred on June 30, 2001. The unaudited pro forma consolidated statements of operations for the six months ended June 30, 2001 and for the year ended December 31, 2000 give effect of the Sale as if it had occurred at the beginning of the earliest period presented. The unaudited pro forma adjustments are based upon available information and certain assumptions that the Company believes are reasonable under the circumstances. The unaudited consolidated financial statements do not purport to represent what the Company's results of operations or financial condition would actually have been had the transaction in fact occurred on such dates, nor do they purport to project the Company's results of operations or financial condition for any future period or date. The information set forth below should be read in conjunction with the Company's unaudited consolidated financial statements and notes thereto as of and for the six months ended June 30, 2001, contained in this Form 10Q and the audited consolidated financial statements and notes thereto as of December 31, 2000 and for the three years then ended which are included in the Company's form 10-K.

                                ENTREMED, INC.
                UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                             AS OF JUNE 30, 2001

                                                                      Pro-forma
ASSETS                                               Actual         Adjustments            Pro-forma
                                                 -------------    ---------------         -----------
Current assets:
  Cash and cash equivalents                      $  27,230,038     $  24,382,278  (1)     $51,702,316
   Interest receivable                                  42,994                                 42,994
   Accounts receivable                                 950,928          (935,000) (2)          15,928
   Prepaid expenses and other                        2,331,481                              2,331,481
                                                   -----------       ------------         -----------
Total current assets                                30,645,441        23,447,218           54,092,719

Furniture and equipment, net                         4,572,228                              4,572,228

Other assets                                           377,248                                377,248
                                                   -----------       -----------           ----------
          Total assets                           $  35,594,917     $  23,447,278          $59,042,195
                                                   ===========       ===========          ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                  9,988,103               -              9,988,103
   Accrued liabilities                               2,167,314          (233,750) (3)       1,933,564
   Notes payable                                     3,136,406                              3,136,406
                                                   -----------       -----------          -----------
Total current liabilities                           15,291,823          (233,750)          15,058,073

Note payable, less current portion                     468,576                                468,576
Long term convertible debt

   Total liabilities                                15,760,399          (233,750)          15,526,649
                                                   -----------        -----------         -----------

Minority interest                                       17,300                                 17,300

Stockholders' equity:
Convertible preferred stock, $1.00 par and
$1.50 Liquidation value:
  5,000,000 shares authorized, none issued and
  outstanding at June 30, 2001 (unaudited)                -
Common stock, $.01 par value:
  35,000,000 shares authorized, 18,855,703 (unaudited)
  shares issued and outstanding at June 30,2001         188,557                               188,557
Treasury stock, at cost: 583,333 shares held at
     June 30, 2001 (unaudited)                       (7,666,746)                           (7,666,746)
   Additional paid-in capital                       183,754,020                           183,754,020
   Accumulated deficit                             (156,458,613)      23,213,528  (4)    (133,245,085)
                                                   -------------      ----------         ------------
Total stockholders' equity                           19,817,218       23,213,528           43,030,746
                                                    -----------       ----------          -----------
Total liabilities and stockholders' equity       $   35,594,917    $  23,447,278         $ 59,042,195
                                                   ============     ============          ===========


                                ENTREMED, INC.
                         NOTES TO UNAUDITED PRO FORMA
                          CONSOLIDATED BALANCE SHEET

                             AS OF JUNE 30, 2001


   (1) Represents additional cash resulting from proceeds from sale of royalty stream.

   (2) Reverse royalty receivable accrued at June 30, 2001, to be netted against sale proceeds.

   (3) Reverse sub-royalty payable accrued at June 30, 2001, to be netted against sale proceeds.

   (4) Recognize income from royalty sale net of receivable and payable accruals.

                                ENTREMED, INC.
          UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 2000

                                          Actual           Pro-forma
                                         As Filed         Adjustments           Pro-forma
                                     ------------        -------------          -----------
Revenues:
   Grant                             $    401,477        $           -        $    401,477
   Royalty                              3,117,282           (3,115,254)  (1)         2,028
   Sale - Future Royalty                     -              24,382,278   (2)    24,382,278
   Other                                  153,016                                  153,016
                                     ------------         -------------         -----------

Total revenues                          3,671,775           21,267,024          24,938,799
                                     ------------         -------------         -----------

Expenses:
   Research and development            41,715,598                               41,715,598
   General and administrative          12,673,851                               12,673,851
                                     ------------         -------------         -----------
                                       54,389,449                               54,389,449

Interest expense                         (241,451)                                (241,451)
Investment income                       2,164,747              938,718   (3)     3,103,465
                                     -------------        -------------         -----------

Net loss                             $(48,794,378)       $  22,205,742        $ 26,588,636)
                                     =============        =============         ===========

Net loss per share
(basic and diluted)                  $      (3.04)                            $      (1.66)
                                     =============                              ===========

Weighted average number
of shares outstanding
(basic and diluted)                    16,057,047                               16,057,047
                                     =============                              ===========

                                ENTREMED, INC.
          UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                       FOR THE SIX MONTHS JUNE 30, 2001


                                            Actual          Pro-forma
                                            As Filed        Adjustments         Pro-forma
                                       ---------------    --------------        ----------
Revenues:
   Grant                                $      187,626    $           -        $    187,626
   Royalty                                   1,439,822        (1,437,788) (1)         2,034
   Other                                        14,027                               14,027
                                       ---------------    --------------        ------------

Total revenues                               1,641,475        (1,437,788)           203,687
                                       ---------------    --------------        ------------


Expenses:
   Research and development                 20,592,128                           20,592,128
   General and administrative                7,158,984                            7,158,984
                                       ---------------    --------------        ------------
                                            27,751,112                           27,751,112

Interest expense                              (143,730)                            (143,730)
Investment income                              782,149           469,359  (3)     1,251,508
                                       ---------------    --------------        ------------


Net loss                               $   (25,471,218)   $     (968,429)      $(26,439,647)
                                       ===============    ==============        ============

Net loss per share (basic and diluted) $         (1.44)                               (1,49)
                                       ===============                          ============

Weighted average number of shares
outstanding (basic and diluted)             17,698,011                           17,698,011
                                       ===============                          ============

                                ENTREMED, INC.
                  NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                           STATEMENTS OF OPERATIONS



    (1) Represents reversal of net royalty revenues recognized for the respective reporting periods.

    (2) Represents additional income resulting from sale of royalty stream at the beginning of the earliest reporting period.

    (3) Represents additional Interest Income that would have been earned on sale proceeds as recognized at the beginning of the reporting period. Calculation utilizes current investment yield rate.


         December 31, 2000                            June 30, 2001
         Sale proceeds                 $  24,382,278  Sale proceeds                 $    24,382,278
         Investment yield                      3.85%  Investment yield                        3.85%
                                       -------------                                ---------------
         Additional Interest Income    $     938,718  Additional Interest Income    $       469,359
                                       =============                                ===============
         Full Year                                    Six Months